EXHIBIT 10.29

FIRST AMENDMENT
TO
SEPARATION AGREEMENT

This First Amendment (the “Amendment”) to Separation Agreement is made and entered into as of July 2, 2012 by and between Soligenix, Inc., a Delaware corporation (the “Corporation”), and Evan Myrianthopoulos.

RECITAL

A.           The Corporation terminated Mr. Myrianthopoulos employment on February 15, 2012.  Mr. Myrianthopoulos remained on the Board of Directors until June 21, 2012.  Upon his departure from the Board of Directors, the Corporation has amended the Separation Agreement dated February 15, 2012 as amended on July 2, 2012 (the “Amendment”), pursuant to the terms set forth hereinafter.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Corporation and the Employee hereby agree as follows:

1.             Section 3(b) of the Separation Agreement is hereby amended and restated in its entirety as follows:

(a) options (the “Options”) to purchase an aggregate of 192,500 shares (see detail set forth on Exhibit A) of the Employer’s common stock, par value $0.001 per share, which were granted in connection with the Employee’s employment of which, 53,908 unvested  options will vest immediately upon execution of this Amendment. All of the Options will expire in accordance with their terms at issuance.

By: /s/ Christopher J. Schaber
Christopher J. Schaber, Ph.D.
Chief Executive Officer

FORMER EMPLOYEE

/s/ Evan Myrianthopoulos
Evan Myrianthopoulos

Exhibit A

All shares numbers and dollar amounts in the following table have been adjusted to reflect the 1-for-20 reverse stock split effective as of February 1, 2012.

Date of Grant	Number of Shares Underlying Option	Price	Option Expires	Number of Shares Vested as of Date of Termination
11/14/2002	7,500	$7.00	11/14/2012	7,500
9/15/2003	2,500	$18.00	9/15/2013	2,500
6/11/2004	2,500	$11.60	6/11/2014	2,500
11/10/2004	7,500	$9.40	11/10/2014	7,500
12/18/2008	60,000	$1.20	12/17/2018	60,000
7/1/2010	52,500	$4.64	6/30/2020	52,500
12/1/2011	60,000	$0.64	11/30/2021	60,000